                                                                   Exhibit 15(a)

                              AMENDED AND RESTATED
                            CLASS B DISTRIBUTION PLAN
                                       OF
                      MERRILL LYNCH FUND FOR TOMORROW, INC.
                             PURSUANT TO RULE 12b-1

         DISTRIBUTION PLAN amended and restated as of September 2, 1992, by and between Merrill Lynch Fund For Tomorrow, Inc., a Maryland corporation (the "Fund"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                                   WITNESSETH:

         WHEREAS, the Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Fund has entered into a Class B Shares Distribution Agreement with MLFD, pursuant to which MLFD acts as the exclusive distributor and representative of the Fund in the offer and sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Fund to the public;

         WHEREAS, the Fund has entered into a Class B Distribution Plan (the "Prior Plan") pursuant to Rule 12b-1 under the Investment Company Act; and

         WHEREAS, the Fund desires to adopt this Amended and Restated Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund will pay an account maintenance fee and a distribution fee to MLFD with respect to the Fund's Class B Shares; and

         WHEREAS, the Directors of the Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its Class B shareholders;

         NOW, THEREFORE, the Fund hereby adopts, and MLFD hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

                  1. The Fund shall pay MLFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for account maintenance activities with respect to Class B shareholders of the Fund.

                  2. The Fund shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B shares to compensate MLFD and the securities firms with which MLFD enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of the Fund. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of the Fund, compensation, sales inventives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures erelated to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in the applicable regulation of the National Association of Securities Dealers, Inc.

                  3. The Fund hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs l and 2 hereof MLFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 4 hereof.

                  4. MLFD shall provide the Fund for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

                  5. The Plan will be submitted for approval by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund held by the public.

                  6. The Plan shall not take effect until it has been approved, together with any related agreements, by (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

                  7. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

                  8. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.

                  9. The Plan may not be amended to increase materially the rate of payments by the Fund provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and the Directors of the Fund in the manner provided for in Paragraph 6 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 6 hereof.

                  10. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

                  11. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                                    MERRILL LYNCH FUND FOR TOMORROW, INC.


                                    By______________________________________

                                    MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                    By______________________________________

                              AMENDED AND RESTATED
                 CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT


         AGREEMENT amended and restated as of September 2, 1992 by and between Merrill Lynch Funds Distributor, Inc. ("MLFD") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Securities Firm").

                                W I T N E S S T H

         WHEREAS, MLFD has entered into an agreement with Merrill Lynch Fund For Tomorrow, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Fund; and

         WHEREAS, MLFD and the Fund have entered into an Amended and Restated Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which MLFD receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares for account maintenance activities related to Class B shares of the Fund and a distribution fee from the Fund at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares of the Fund; and

         WHEREAS, MLFD desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Fund's Class B shareholders and the Securities Firm is willing to perform such activities and services;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. The Securities Firm shall provide account maintenance activities with respect to the Class B shares of the Fund of the types referred to in Paragraph 1 of the Plan.

         2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Fund, and incur distribution expenditures, of the types referred to in Paragraph 2 of the Plan.

         3. As compensation for its activities and services performed under this Sub-Agreement, MLFD shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

         4. The Securities Firm shall provide MLFD, at least quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period referred to in Paragraph 4 of the Plan.

         5. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

         6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

         7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment of the Plan that requires such termination.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                    By_____________________________________


                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED


                                    By_____________________________________